UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 7, 2012, Bottomline Technologies (de), Inc. (“Bottomline”) announced that it increased its previously announced underwritten public offering of $150 million aggregate principal amount of 1.50% Convertible Senior Notes due 2017 to $165 million and also announced the pricing of the offering. Bottomline has granted the underwriters an option to purchase an additional $24.75 million aggregate principal amount of notes, an increase from $22.5 million, within 30 days of the offering of the notes, to cover over-allotments. The sale of the notes is anticipated to close on December 12, 2012, subject to customary closing conditions.

The notes will mature on December 1, 2017, unless repurchased or converted in accordance with their terms prior to such date, will bear interest at a rate of 1.50% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2013, and will be convertible, under specified circumstances, into cash or a combination of cash and shares of the company’s common stock, at an initial conversion rate of 33.3042 shares of the company’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $30.03 per share of the company’s common stock. The company will not have the right to redeem the notes prior to maturity.

Bottomline plans to hold a special meeting of its stockholders on January 17, 2013 at which Bottomline will seek stockholder approval for an amendment to its amended and restated certificate of incorporation to increase the number of authorized shares of its common stock from 50,000,000 to 100,000,000. Prior to obtaining that stockholder approval, Bottomline will satisfy its conversion obligations with respect to the notes solely in cash. Following stockholder approval, Bottomline may deliver cash or a combination of cash and shares of Bottomline’s common stock, at Bottomline’s election, upon conversion of the notes. The completion of Bottomline’s offering of notes is not conditioned on stockholder approval of the increase in the number of authorized shares of common stock, and stockholder approval of such increase will not be conditioned on completion of the offering.

If certain conditions are met, including the company’s stock price exceeding 130% of the conversion price of the notes during certain specified periods, and during the six months before maturity of the notes regardless of whether such conditions are met, the notes would be convertible into cash or a combination of cash and shares of the company’s common stock. However, prior to obtaining stockholder approval for the increase in the number of authorized shares of the company’s common stock as described above, the company will satisfy its conversion obligations solely in cash. To help minimize dilution to existing stockholders and/or offset potential cash payments in excess of the principal amount of the notes upon their conversion, the company has entered into privately negotiated hedge transactions. The company has also entered into separate privately negotiated warrant transactions that could have a dilutive effect on the company’s common stock to the extent that the market price of the company’s common stock exceeds the warrants’ exercise price, which is approximately 70% higher than the last reported sale price per share of the company’s common stock on December 6, 2012. However, under certain circumstances, the company may elect to settle all of the warrants in cash. The net effect of the hedge and warrant transactions, if they are settled through delivery of the company’s common stock, is generally intended to be an increase in the company’s stock price beyond which the company’s common stock would be diluted. The counterparties to the hedge and warrant transactions may include the underwriters in the offering or their affiliates.

Bottomline expects that the net proceeds of this offering will be approximately $160 million (or approximately $184 million if the underwriters’ option to purchase additional notes is exercised in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the company. The company expects to use approximately $14 million of the net proceeds from the offering to pay the net cost to it of the hedge and warrant transactions (or approximately $16 million if the underwriters’ option to purchase additional notes is exercised in full). The company intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include the acquisition of companies, businesses or assets, or working capital.

In connection with the hedge and warrant transactions, the counterparties (or their affiliates) expect to enter into various derivative transactions with respect to the company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the company’s common stock or the notes at that time. In addition, the counterparties (or their affiliates) may modify their hedge positions by entering into or unwinding various derivatives with respect to the company’s common stock and/or purchasing or selling the company’s common stock or other securities of the company in secondary market transactions following the pricing of the notes and prior to the expected maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of the company’s common stock or the notes.

This Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the notes will be made only by means of a prospectus supplement and related prospectus. The hedge and warrant transactions described above and the shares of the company’s common stock underlying the warrant transactions have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

RBC Capital Markets (Sole Coordinator) and RBS are acting as joint book-running managers for the offering. Bottomline has filed a registration statement (including a base prospectus and related preliminary prospectus supplement) with the SEC for the offering. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus and the other documents Bottomline has filed with the SEC for more complete information about Bottomline and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Bottomline, the underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request them by contacting RBC Capital Markets, LLC, 3

World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Fax: 212-428-6260 or RBS Americas HQ, 600 Washington Boulevard, Stamford, CT 06901; Attention: Equity Prospectus Library; Phone: 203-897-9874; E-mail: equity.prospectus@rbs.com.

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should be considered to be forward-looking statements, including statements about Bottomline’s planned offer and sale of convertible senior notes, the use of net proceeds from any such sale and the anticipated effect of the privately negotiated hedge and warrant transactions. The offering is subject to closing conditions and there can be no assurance as to the closing of the offering, the net proceeds of the offering or whether the hedge and warrant transactions will become effective or achieve their intended objectives. In addition, management retains broad discretion with respect to the use of any proceeds from the offering. For a discussion of factors that could impact Bottomline’s operational and financial results, refer to Bottomline’s Form 10-K for the fiscal year ended June 30, 2012 and any subsequently filed Form 10-Qs and Form 8-Ks or amendments thereto. Any forward-looking statements represent Bottomline’s views only as of today and should not be relied upon as representing Bottomline’s views as of any subsequent date. Bottomline does not assume any obligation to update any forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Bottomline will be filing with the SEC and mailing to its stockholders a proxy statement relating to the special meeting of stockholders described above. The proxy statement will contain important information about Bottomline. Stockholders are urged to read the proxy statement carefully when it is available.

Stockholders and other interested persons will be able to obtain free copies of the proxy statement through the web site maintained by the SEC at www.sec.gov.

Bottomline and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the special meeting described above. Information regarding Bottomline’s directors and executive officers is contained in Bottomline’s Form 10-K for the year ended June 30, 2012 and its proxy statement dated October 5, 2012, which are filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: December 7, 2012	By:	/s/ Eric K. Morgan

Eric K. Morgan
Vice President, Global Controller